Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. ANNOUNCES PRELIMINARY FOURTH QUARTER AND 2017 RESULTS

ICR Conference presentation and webcast at 9:30 a.m. Eastern Time tomorrow

PHOENIX, Ariz. – (Globe Newswire) – January 8, 2018 – In advance of its presentation at the 20th Annual ICR Conference, Sprouts Farmers Market, Inc. (Nasdaq: SFM) today announced that for the fourth quarter 2017 it expects to report comparable store sales growth of 4.6%. For the fiscal year ended December 31, 2017, it expects to report net sales growth of 15.3%, comparable store sales growth of 2.9%, and earnings per share slightly above its previously announced guidance range of $0.98 to $0.99(1).

"We are pleased to report that our strong performance continues, a direct result of our unique model offering health and value across the store, consistent execution and focus against our strategic initiatives,” said Amin Maredia, chief executive officer of Sprouts Farmers Market.

The foregoing expected results are preliminary and unaudited, and remain subject to the completion of normal year-end accounting procedures and closing adjustments.

(1)

Excludes the expected favorable impact resulting from the federal tax reform enacted prior to the end of fiscal 2017.  This will result in a revaluation of the net deferred tax liability balance and a consequential reduction in the income tax expense in the fourth quarter of 2017.

ICR Conference

Amin Maredia, chief executive officer, and Brad Lukow, chief financial officer will present at the 20th Annual ICR Conference being held at the JW Marriott Orlando Grande Lakes in Orlando, Florida on January 9, 2018 at 9:30 a.m. Eastern Time (ET).

A live webcast of the presentation will be available on the Investor Relations section of the company’s website at investors.sprouts.com.  A replay will be archived and available at the same location.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook and preliminary results. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. specializes in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Headquartered in Phoenix, Arizona, Sprouts employs more than 27,000 team members and operates more than 280 stores in 15 states from coast to coast. For more information, visit sprouts.com or @sproutsfm on Twitter.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

1/8/18